UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Laporte Road, Stallingborough Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On May 1, 2020, Tronox Incorporated, a Delaware corporation (the “Issuer”), a wholly owned indirect subsidiary of Tronox Holdings plc (the “Company”), closed an offering of $500,000,000 aggregate principal amount of its 6.500% senior secured notes due 2025 (the “Notes”). The Notes were offered at par and issued under an indenture dated as of May 1, 2020 (the “Indenture”) among the Issuer and the Company and, as described below, certain of the Company’s restricted subsidiaries as guarantors and Wilmington Trust, National Association (the “Trustee”). The Notes were offered and sold by the Issuer in reliance on an exemption pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Indenture and the Notes provide, among other things, that the Notes are guaranteed by the Company and certain of the Company’s restricted subsidiaries, subject to certain exceptions. The Notes and related guarantees are the senior secured obligations of the Issuer, the Company and the guarantors. Interest is payable on the Notes on May 1 and November 1 of each year beginning on November 1, 2020 until their maturity date of May 1, 2025. The terms of the Indenture, among other things, limit, in certain circumstances, the ability of the Issuer and the ability of the Company and its restricted subsidiaries to: incur secured indebtedness, incur indebtedness at a non-guarantor subsidiary, engage in certain sale-leaseback transactions and merge, consolidate or sell substantially all of their assets.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of other covenants in the Indenture; payment or other related defaults by the Issuer, the Company or a significant subsidiary under certain other indebtedness; the failure of any guarantee of the Notes by the Company or any significant subsidiary to be in full force and effect (except as otherwise permitted under the Indenture); and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Issuer may redeem some or all of the Notes at any time before May 1, 2022 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest up to, but excluding, the redemption date. The Issuer also has the option to redeem all or a portion of the Notes at any time on or after May 1, 2022 at the redemption prices of 103.250% and 101.625% in years 2022 and 2023, respectively, and thereafter at 100.00%, in each case plus any accrued and unpaid interest, up to, but excluding, the redemption date. In addition, prior to May 1, 2022, the Issuer may redeem up to 40% of the Notes from the proceeds of certain equity offerings, at a redemption price of 106.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date. If the Company experiences certain changes of control specified in the Indenture, it must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to such documents. The Indenture and form of global note are included as part of Exhibit 4.1 filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 1, 2020, among Tronox Incorporated, Tronox Holdings plc and the guarantors named therein and Wilmington Trust, National Association as trustee.
4.2	Form of 6.500% Senior Secured Notes due 2025 (included in Exhibit 4.1).
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: May 1, 2020	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary